Exhibit 10.1
DOCUMENT NUMBER:
PREPARED BY AND
UPON RECORDATION
RETURN TO
Brian L. Murland, Esquire
Ledgewood, a professional corporation
1900 Market Street, Suite 750
Philadelphia, PA 19103
LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT AND
AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
THIS LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT AND AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (together with all Exhibits, Schedules and Joinders attached hereto, this “Agreement”) is made and entered into as of January 20, 2011, by and among FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Assuming Borrower”), having an address of c/o RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19083, RAIT EQUITY HOLDINGS I, LLC, a Delaware limited liability company (“New Guarantor”), having an address of c/o RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19083, NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Original Borrower”), having its principal place of business at c/o Grubb & Ellis Realty Investors, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, and NNN 2003 VALUE FUND, LLC, a Delaware limited liability company (“Original Guarantor”), in favor of RAIT PARTNERSHIP, L.P., a Delaware limited partnership, whose mailing address is c/o RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19083 (together with its successors and assigns, “Lender”).

RECITALS
A. Lender made a loan to Original Borrower in the original principal amount of Twenty-Three Million and 00/100 Dollars ($23,000,000.00) (the “Loan”), pursuant to that certain Loan and Security Agreement dated effective as of March 7, 2007, by and between Lender and Original Borrower, as amended (collectively, the “Loan Agreement”) and the other Loan Documents (as hereinafter defined). The Loan is evidenced and secured by, among other things, the following documents executed in favor of Lender by Original Borrower and Original Guarantor:
(1)	The Loan Agreement;
(2)
Promissory Note dated effective as of March 7, 2007, made by Original Borrower and payable to the order of Lender in the original principal amount of Twenty-Three Million and 00/100 Dollars ($23,000,000.00) (the “Note”);

(3)
Deed of Trust, Security Agreement and Fixture Filing dated effective as of March 7, 2007, made by Original Borrower, as grantor, for the benefit of Lender, as beneficiary, recorded on March 14, 2007 in the Register of Deeds Office of Mecklenburg County, North Carolina as Instrument No. 2007051073 (the “Recorder’s Office”), encumbering the real property commonly known as 10735 David Taylor Drive, in the City of Charlotte, County of Mecklenburg, State of North Carolina (the “Property”), and more particularly described on Exhibit “A” attached hereto (the “Deed of Trust”);

(4)
Assignment of Rents and Leases dated effective as of March 7, 2007, made by Original Borrower to Lender, recorded in the Recorder’s Office on March 14, 2007 as Instrument No. 2007051074 (the “Assignment of Rents”);

(5)	Assignment of Licenses, Permits, Approvals and Miscellaneous Contracts dated effective as of March 7, 2007, made by Original Borrower to Lender (the “Assignment of Permits”);
(6)
Collateral Assignment of Management Agreement and Subordination of Management Fees dated effective as of March 7, 2007, made by Original Borrower, Triple Net Properties Realty, Inc., a California corporation (“Property Manager”) and Lender (the “Assignment of Management Agreement”);

(7)	Cash Management Agreement dated effective as of March 7, 2007, made by Original Borrower, Property Manager and Lender (the “Cash Management Agreement”);
(8)	Pledge and Security Agreement dated effective as of March 7, 2007, made by Original Guarantor in favor of Lender (the “Pledge Agreement”);

(9)	Guaranty of Non-Recourse Carveouts dated effective as of March 7, 2007, made by Original Guarantor in favor of Lender (the “Carveout Guaranty”);
(10)	Environmental Indemnity Agreement dated effective as of March 7, 2007, made by Original Borrower and Original Guarantor in favor of Lender (the “Environmental Indemnity Agreement”);
(11)	Post Closing Compliance Agreement dated effective as of March 7, 2007, made by Original Borrower and Original Guarantor in favor of Lender (the “Post Closing Compliance Agreement”); and
(12)	UCC-1 Financing Statements identifying Lender as the Secured Party (collectively, the “UCC Financing Statements”).
The foregoing documents, together with any and all other documents executed and/or delivered by Original Borrower, Original Guarantor, Property Manager, Assuming Borrower, Assuming Pledgor (as hereinafter defined) and/or New Guarantor in connection with the Loan and/or the Assumption (as hereinafter defined), are collectively referred to as the “Loan Documents”. As used herein, the term “Assuming Obligors” shall mean Assuming Borrower, New Guarantor and Four Resource Member, LLC, a Delaware limited liability company (“Assuming Pledgor”); and the term “Original Obligors” shall mean Original Borrower and Original Guarantor. Capitalized terms not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.
B. Original Borrower is the owner of the Property.
C. Pursuant to that certain Purchase and Sale Agreement, dated as of January 10, 2011, by and between Original Borrower and Assuming Borrower (the “Sale Agreement”), Original Borrower agreed to sell, and Assuming Borrower agreed to purchase, the Property. The Sale Agreement requires that Assuming Borrower assume the Loan and the obligations of Original Borrower under the Loan Documents, and conditions the closing of the sale of the Property upon Assuming Borrower’s assumption of the Loan.
D. Original Borrower, Original Guarantor and Assuming Borrower have requested that Lender consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Deed of Trust and the other Loan Documents, and to the assumption by Assuming Borrower of the Loan (collectively, the “Assumption”).
E. Lender is willing to consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Deed of Trust and the other Loan Documents, and to the Assumption, on and subject to the terms and conditions set forth in this Agreement, the Deed of Trust, that certain Third Amendment to Loan and Security Agreement and Promissory Note of even date herewith made by Assuming Borrower and New Guarantor (collectively, the “Third Amendment”) and the other Loan Documents.

F. Lender, Original Obligors and Assuming Obligors, by their respective executions hereof, evidence their consent to the transfer of the Property to Assuming Borrower and the Assumption as hereinafter set forth.
STATEMENT OF AGREEMENT
In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
1. Representations, Warranties and Covenants of Original Obligors; Release of Lender.
(a) Original Borrower hereby represents to Lender as of the date hereof that: (i) simultaneously with the execution and delivery hereof, Original Borrower has conveyed and transferred all of the Property to Assuming Borrower; (ii) simultaneously with the execution and delivery hereof, Original Borrower has assigned and transferred to Assuming Borrower all leases, tenancies, security deposits and prorated rents of the Property in effect as of the date hereof (collectively, the “Leases”) retaining no rights therein or thereto; (iii) Original Borrower has not received a mortgage from Assuming Borrower encumbering the Property to secure the payment of any sums due Original Borrower or obligations to be performed by Assuming Borrower; (iv) except as may otherwise be permitted pursuant to the Loan Documents, the Deed of Trust is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein; (v) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing as of the date hereof (provided that, for purposes of this clause, no aspect of the collection, control, use or conveyance of security deposits shall be regarded as causing or contributing to a current or future Event of Default); (vi) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Loan Documents; (vii) all provisions of the Loan Documents are in full force and effect; (viii) except as may otherwise be permitted pursuant to the Loan Documents, there are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has a notice of a lien or notice of intent to file a lien been received; and (ix) the representations and warranties made by Original Obligors in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents including, without limitation, all representations and warranties with respect to environmental matters, are true on and as of the date hereof, with the same force and effect as if made on and as of the date hereof.
(b) Original Obligors hereby covenant and agree that: (i) from and after the date hereof, Lender may deal solely with Assuming Obligors in all matters relating to the Loan, the Loan Documents and the Property; (ii) they shall not at any time hereafter take (x) a mortgage or other lien encumbering the Property or (y) a pledge of direct or indirect interests in Assuming Borrower from Assuming Obligors to secure any sums to be paid or obligations to be performed by Assuming Obligors so long as any portion of the Loan remains unpaid; and (iii) Lender has no further duty or obligation of any nature relating to the Loan or the Loan Documents to Original Obligors.

Original Obligors understand, intend and agree that Lender is relying on the representations, warranties and covenants contained herein as a material inducement for Lender to consent to the transfer of the Property and the Assumption. However, nothing contained in this paragraph 1 is intended to impose any additional or new liability on Original Guarantor under the Carveout Guaranty or any liability on Original Guarantor under this Agreement.
2. Representations, Warranties and Covenants of Assuming Obligors.
(a) Assuming Obligors hereby represent and warrant to Lender as of the date hereof that: (i) simultaneously with the execution and delivery hereof, Assuming Borrower is purchasing from Original Borrower all of the Property and has accepted Original Borrower’s assignment of the Leases; (ii) Assuming Borrower has assumed the performance of Original Borrower’s obligations under the Leases from and after the date hereof, subject to the terms of this Agreement; (iii) Assuming Borrower has not granted to Original Borrower (x) a mortgage or other lien upon the Property or (y) a pledge of direct or indirect interests in Assuming Borrower to secure any debt or obligations owed to Original Borrower; (iv) to the knowledge of Assuming Obligors, no Event of Default has occurred or is continuing as of the date hereof; (v) to the knowledge of Assuming Obligors, all provisions of the Loan Documents are in full force and effect; (vi) to the knowledge of Assuming Obligors, the representations and warranties made in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents are true on and as of the date hereof; and (vii) Assuming Obligors have reviewed all of the Loan Documents and consent to the terms thereof.
(b) Assuming Obligors shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, further encumber the Property or sell or transfer the Property or any direct or indirect interest therein, except as may be specifically permitted in the Loan Documents. Assuming Obligors have no knowledge that any of the representations and warranties made by Original Obligors herein are untrue, incomplete or incorrect in any material respect.
(c) New Guarantor and Assuming Pledgor each hereby represent and warrant to Lender that each is an affiliate of Assuming Borrower and each will derive substantial economic benefit from Lender’s consent to the transfer of the Property and the Assumption. New Guarantor and Assuming Pledgor each hereby acknowledge and agree that each has executed this Agreement and the other Loan Documents to which each is a party and agrees to be bound by the covenants and agreements set forth herein and such other Loan Documents in order to induce Lender to consent to the transaction described herein. Accordingly, New Guarantor and Assuming Pledgor each acknowledge and agree that Lender would not consent to the transactions described herein without the execution and delivery by New Guarantor and Assuming Pledgor of this Agreement and the other Loan Documents to which each is a party.
Assuming Obligors understand, intend and agree that Lender is relying on the representations, warranties and covenants contained herein as a material inducement for Lender to consent to the transfer of the Property and the Assumption.

3. Assumption of Obligations of Original Borrower. Subject to the terms and conditions hereof, Assuming Borrower hereby assumes the Debt (as defined in the Loan Agreement) and Assuming Borrower hereby assumes all the other obligations of Original Borrower of every type and nature set forth in the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents in accordance with their respective terms and conditions, as the same may be modified by, and subject to the terms of, this Agreement. Assuming Borrower further agrees to abide by and be bound by all of the terms of the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents applicable to the “Borrower”, “Grantor”, “Mortgagor” and/or “Assignor” in accordance with their respective terms and conditions including, but not limited to, the representations, warranties, covenants, assurances and indemnifications therein, all as though each of the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents had been made, executed and delivered by Assuming Borrower. Assuming Borrower agrees to pay when and as due all sums due under the Note and agrees to pay, perform and discharge each and every other obligation of payment and performance of the “Borrower” pursuant to and as set forth in the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents at the time, in the manner and otherwise in all respects as therein provided. Assuming Borrower hereby acknowledges, agrees and warrants that: (i) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Assuming Borrower to avoid or delay timely performance of its obligations under the Note, the Loan Agreement, the Deed of Trust or the other Loan Documents, as applicable; and (ii) there are no monetary encumbrances or liens of any kind or nature against the Property except those created by the Loan Documents, and all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, except as amended herein.
4. Obligations of Assuming Pledgor and New Guarantor.
(a) Contemporaneous with the execution and delivery of this Agreement and as additional collateral for the Debt, Assuming Pledgor shall execute and deliver to Lender a Pledge and Security Agreement (the “New Pledge Agreement”) in favor of Lender, pursuant to which Assuming Pledgor grants to Lender a lien on and first priority security interest in all of the limited liability company interests in Assuming Borrower, which Pledge and Security Agreement shall be equivalent in form and substance to the Pledge Agreement (with any changes thereto as Lender shall reasonably request).
(b) Contemporaneous with the execution and delivery of this Agreement and as additional collateral for the Debt, New Guarantor and, where applicable, Assuming Borrower, shall execute and deliver to Lender (i) a Guaranty of Non-Recourse Carveouts (the “New Carveout Guaranty”), which shall be equivalent in form and substance to the Carveout Guaranty and (ii) an Environmental Indemnity Agreement (the “New Environmental Indemnity Agreement”), which shall be equivalent in the form and substance to the Environmental Indemnification.

5. Consent to Conveyance and Assumption and Replacement of Original Guarantor. Subject to the terms and conditions set forth in this Agreement, Lender consents to: (a) the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Deed of Trust and the other Loan Documents; (b) the assumption by Assuming Borrower of the Debt and the obligations of Original Borrower under the Loan Documents; (c) New Guarantor replacing Original Guarantor, pursuant to the New Carveout Guaranty and the New Environmental Indemnity Agreement and (d) Assuming Pledgor replacing Original Guarantor, in its capacity as pledgor, pursuant to the New Pledge Agreement. Lender’s consent to such transfer and the Assumption shall, however, not constitute its consent to any subsequent transfers of the Property or any direct or indirect interest therein.
6. Release and Covenant Not to Sue. Original Obligors, on behalf of themselves and their heirs, successors and assigns, hereby release and forever discharge Assuming Obligors and Lender, any trustee of the Loan, any servicer of the Loan, any loan participant, each of their respective predecessors in interest and successors and assigns, together with the officers, directors, trustees, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which Original Obligors have now or in the future by reason of any cause, matter or thing including, without limitation, matters arising out of or relating, directly or indirectly, to: (a) the Loan including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve and escrow balances held by Lender or any servicers of the Loan; or (e) the sale, conveyance, assignment or transfer of the Property. Original Obligors, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Assuming Obligors or any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action. Original Obligors each agree to indemnify, defend and hold the Assuming Obligors and Lender Parties harmless from and against any loss, damage (including without limitation incidental and consequential damages), deficiency, cost, expense (including without limitation costs of investigation and reasonable attorneys’ fees) claims, actions or judgments, whether or not involving a third-party claim, resulting from any or all Original Obligors’ failure to observe or comply with the terms of this Section 6.
7. Acknowledgment of Indebtedness. This Agreement recognizes the reduction of the principal amount of the Note, if any, and the payment of interest thereon to the extent of payments made by Original Borrower prior to the date of execution of this Agreement. The parties acknowledge and agree that, as of the date of this Agreement, the principal balance of the Note is $21,976,357 and interest on the Note is paid to December 31, 2010. Assuming Borrower acknowledges and agrees that the Loan, as evidenced and secured by the Loan Documents, is a valid and existing indebtedness payable by Assuming Borrower to Lender. The parties acknowledge that, as of the close of business on Januart 19, 2011, Lender is holding the following escrows and reserves with the following balances:

Debt Service Reserve —	$161,897.7
Tax and Insurance Reserve —	$109,024.55
Interest Earned on Reserves/Escrows —	$25,694.30

The parties acknowledge and agree that Lender shall continue to hold the escrow and reserve balances that it possess for the benefit of Assuming Borrower in accordance with the terms of the Loan Documents. Original Obligors covenant and agree that Lender Parties have no further duty or obligation of any nature to Original Obligors relating to such escrow and reserve balances. Original Obligors hereby release and forever discharge Lender Parties from any obligations to Original Obligors relating to such escrow and reserve balances. Assuming Obligors acknowledge and agree that the funds listed above constitute all of the reserve and escrow funds currently held by Lender with respect to the Loan and authorize such funds to be held in an account owned by and under the sole dominion and control of Lender in accordance with and pursuant to the terms of the Loan Documents.
Contemporaneous with the execution and delivery of this Agreement, Assuming Borrower shall, and shall cause Property Manager (and/or any successor property manager appointed by Assuming Borrower or Original Borrower with Lender’s prior written consent, as applicable) to, execute and deliver (i) a fully executed copy of the Property Management Agreement between Assuming Borrower or Original Borrower and Property Manager (and/or any successor property manager appointed by Assuming Borrower or Original Borrower with Lender’s prior written consent, as applicable), which shall be in form and substance reasonably acceptable to Lender, (ii) a fully executed original of a Collateral Assignment of Management Agreement and Subordination of Management Fees by and between Assuming Borrower, Property Manager (and/or any successor property manager appointed by Assuming Borrower or Original Borrower with Lender’s prior written consent, as applicable) and Lender with respect to said Property Management Agreement, which shall be equivalent in form and substance to the Property Management Agreement Assignment and (iii) a fully executed original of a Cash Management Agreement by and between Assuming Borrower, Property Manager (and/or any successor property manager appointed by Assuming Borrower or Original Borrower with Lender’s prior written consent, as applicable) and Lender, which shall be equivalent in form and substance to the Cash Management Agreement.
8. Modifications to the Deed of Trust and Assignment of Rents. From and after the date hereof, the Deed of Trust and Assignment of Rents are hereby modified as follows:
(a) All references to “Borrower” in and throughout the Deed of Trust shall be deemed to refer to “Four Resource Square, LLC, a Delaware limited liability company” and shall no longer refer to “NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company”. Assuming Borrower hereby covenants and agrees to be bound by, assume and perform any and all covenants, agreements and conditions set forth in the Deed of Trust as if Assuming Borrower were the original named “Borrower” set forth therein.

(b) Section 31 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:
“31. Communications. All notices or other written communications hereunder or under any other Loan Document shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, or (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service addressed as follows:

If to Borrower:	Four Resource Square, LLC c/o RAIT Financial Trust Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Scott F. Schaeffer, President Facsimile No.: (215) 243-9097

With a copy to:	Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, Pennsylvania 19103 Attention: Brian L. Murland, Esquire Facsimile: (215) 735-2513

If to Lender:	RAIT Partnership, L.P. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Scott F. Schaeffer, President Facsimile No.: (215) 243-9097

With a copy to:	Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, Pennsylvania 19103 Attention: David Mallenbaum, Esquire Facsimile: (215) 735-2513
or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in Philadelphia, Pennsylvania. Notwithstanding the foregoing, Borrower expressly agrees that computer generated late notices sent by Lender in the ordinary course of its business shall constitute valid and sufficient notice of payment defaults when such notice is required by the Note or any other Loan Document.”

(c) Section 42 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:
“42. Taxpayer Federal I.D. Number. In accordance with the requirements of Section 6050J of the Internal Revenue Code, as amended (the “Tax Code”), Borrower hereby represents and warrants to Lender that Borrower’s tax identification number for federal tax reporting purposes is 27-4553695 and Borrower agrees to cooperate with Lender in supplying such information and executing such documentation as Lender reasonably requires to comply with the provisions of Section 6050J of the Code.”
(d) All references to “Assignor” in and throughout the Assignment of Rents shall be deemed to refer to “Four Resource Square, LLC, a Delaware limited liability company” and shall no longer refer to “NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company”. Assuming Borrower hereby covenants and agrees to be bound by, assume and perform any and all covenants, agreements and conditions set forth in the Assignment of Rents as if Assuming Borrower were the original named “Assignor” set forth therein.
9. Interest Accrual Rate and Monthly Payment Amount to Remain the Same. The interest rate and the monthly payments set forth in the Note and the Loan Agreement shall remain unchanged, subject to the terms of the Third Amendment. Prior to the occurrence of an event of default hereunder, under the Note or under any of the other Loan Documents, interest shall accrue on the principal balance outstanding from time to time at the Interest Rate (as defined in the Loan Agreement) and principal and interest (which does not include such amounts as may be required to fund escrow obligations under the terms of the Loan Documents) shall continue to be paid in accordance with the provisions of the Note.
10. Conditions. This Agreement shall be of no force and effect until each of the following conditions has been met to the complete satisfaction of Lender:
(a) Fees and Expenses. Except for Original Borrower’s legal fees (which Orignial shall pay or cause to be paid, Assuming Borrower shall pay or cause to be paid at closing all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transactions contemplated hereby including, but not limited to, recording fees, filing fees, surveyor fees, broker fees, transfer or mortgage taxes or fees, rating agency confirmation fees, application fees, all third party fees, search fees, transfer fees, inspection fees, title insurance policy or endorsement premiums or other charges of the title company and escrow agent, and the fees and expenses of legal counsel to any Lender Party and any applicable rating agency.
(b) Other Conditions. Satisfaction of all requirements under the Loan Documents and the closing checklist for this transaction as determined by Lender and Lender’s counsel in their sole discretion.
11. Default.
(a) Breach. Any breach by Assuming Obligors of any of the representations, warranties and covenants contained herein shall constitute a default under this Agreement, the Deed of Trust and each other Loan Document.
(b) Failure to Comply. Any failure of Assuming Obligors or Original Obligors to fulfill any one of the conditions set forth in this Agreement shall constitute a default under this Agreement, the Deed of Trust and the Loan Documents.

12. No Further Consents. Assuming Obligors and Original Obligors acknowledge and agree that Lender’s consent herein contained is expressly limited to the sale, conveyance, assignment and transfer herein described, that such consent shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property, and that any and all prohibitions, restrictions and/or impediments to the transfer of the Property or any direct or indirect interest therein shall continue in full force and effect.
13. Additional Representations, Warranties and Covenants of Assuming Obligors. As a condition of this Agreement, Assuming Obligors represent and warrant to Lender as follows:
(a) Assuming Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business as a foreign limited liability company in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Assuming Borrower. Assuming Borrower has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Loan Documents.
(b) Assuming Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Assuming Pledgor is, and shall remain, the Manager of Assuming Borrower and has full power and authority to enter into this Agreement on its own behalf and as Manager on behalf of Assuming Borrower, and to execute this Agreement.
(c) New Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. New Guarantor has full power and authority to enter into and carry out the terms of this Agreement and to enter into and carry out the terms of the Loan Documents to which it is a party.
(d) This Agreement and the Loan Documents to which each is a party or is bound constitute legal, valid and binding obligations of Assuming Obligors enforceable against Assuming Obligors in accordance with their respective terms. Neither the entry into nor the assumption and performance of and compliance with this Agreement or any of the Loan Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Obligors or any property of Assuming Obligors are bound or any statute, rule or regulation applicable to Assuming Obligors.
(e) There is no action, proceeding or investigation pending or, to the best of Assuming Obligors’ knowledge, threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which would result in any material adverse change in the condition (financial or otherwise) or business of Assuming Obligors.

(f) Without limiting the generality of the assumption of the Loan Documents by Assuming Obligors, Assuming Obligors hereby specifically remake and reaffirm the representations, warranties and covenants set forth in the Loan Documents to which they are a party (after taking into account the terms of the Third Amendment).
(g) No representation or warranty of Assuming Obligors made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.
(h) Assuming Borrower hereby represents and warrants to Lender that Assuming Borrower will not permit the transfer of any interest in Assuming Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specifically Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”). Assuming Borrower will not knowingly enter into a lease with any party who is listed on the OFAC Lists. Assuming Borrower shall immediately notify Lender if Assuming Borrower has knowledge that any member or beneficial owner of Assuming Borrower is listed on the OFAC Lists or is (A) indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower shall immediately notify Lender if Assuming Borrower knows that any tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on, or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower further represents and warrants to Lender that Assuming Borrower is currently not on the OFAC Lists. None of Assuming Borrower, any subsidiary of Assuming Borrower or any affiliate of Assuming Borrower, Assuming Pledgor or New Guarantor is (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas_gov/offices/eotffe/ofacisdniindex.html or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person residing in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotfTe/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person.

14. Additional Representations, Warranties and Covenants of Original Borrower.
(a) As a condition of this Agreement, Original Borrower represents and warrants to Lender as follows:
(1) Original Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business and in good standing in the State of North Carolina. Original Borrower has full power and authority to enter into and carry out the terms of this Agreement and to convey the Property and to assign the Loan Documents.
(2) Original Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Original Guarantor has full power and authority to enter into and carry out the terms of this Agreement and any other documents executed by Original Guarantor in connection herewith.
(3) This Agreement, the Sale Agreement and all other documents executed by Original Obligors in connection therewith constitute legal, valid and binding obligations of Original Obligors enforceable against Original Obligors in accordance with their respective terms. Neither the entry into nor the performance of and compliance with this Agreement, the Sale Agreement and all other documents executed by Original Obligors in connection therewith has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Original Obligors or any property of Original Obligors are bound or any statute, rule or regulation applicable to Original Obligors.
(4) Original Obligors have not received any written notices from any governmental entity claiming that either the Property or Original Obligors’ use of the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property including, without limitation, any notice relating to zoning laws or building code regulations.
(5) Original Borrower is the current owner of the Property.
(b) As a condition of this Agreement, Original Borrower represents and warrants to Lender as follows:
(1) The certified rent roll provided to Lender on or about the date hereof is a true, complete and accurate summary of all tenant leases (“Tenant Leases” or individually, a “Tenant Lease”) affecting the Property as of the date of this Agreement. No rent has been prepaid under any Tenant Lease except rent for the current month. Each Tenant Lease has been duly executed and delivered by and, to the knowledge of Original Obligors, is a binding obligation of, the respective tenant, and each Tenant Lease is in full force and effect. Each Tenant Lease represents the entire agreement between Original Borrower and the respective tenant and no Tenant Lease has been terminated, renewed, amended, modified or otherwise changed without the prior written consent of

Lender to the extent required by the Loan Documents. The tenant under each Tenant Lease has taken possession of and is in occupancy of the premises therein described and is open for business. Rent payments have commenced under each Tenant Lease. All obligations of the landlord under the Tenant Leases have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Original Borrower under any Tenant Lease. There are no offsets or defenses that any tenant has against the full enforcement of any Tenant Lease by Original Borrower. Each Tenant Lease is fully and freely assignable by Original Borrower without notice to or the consent of the tenant thereunder.
(2) There are no pending or, to the best of Original Borrower’s knowledge, threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Obligors or the Property, no pending or, to the best of Original Obligors’ knowledge, threatened condemnation or annexation proceedings affecting the Property and/or no agreements to convey any portion of the Property or any rights thereto, that have not been disclosed in writing to Lender including, without limitation, any pending or, to the best of Original Obligors’ knowledge, threatened administrative claim by any governmental agency.
(3) Original Borrower has examined the ALTA, As-Built Survey (the “Survey”) performed on the Property in connection with the closing of the Loan. As an inducement for Lender to consent to the Assumption without requiring an update to the Survey, Original Borrower represents to Lender that (i) there has been no improvement added at the Property, (ii) there has been no encroachment made upon the Property, and (iii) no structural alteration has been made to the Property from the date of the Survey to the date hereof without Lender’s prior written consent.
(4) No representation or warranty of Original Obligors made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.
(c) Nothing contained in this paragraph 14 or under this Agreement is intended to impose any additional or new liability on Original Guarantor under this Agreement or the Carveout Guaranty.
15. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.
16. Property Remains as Security for Lender. All of the Property shall remain in all respects subject to the lien, charge or encumbrance of the Deed of Trust. Except as expressly set forth in this Agreement, nothing contained herein shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Deed of Trust, nor shall anything contained herein affect or be construed to affect any other security for the Note held by Lender.

17. No Waiver by Lender. Nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any of the Loan Documents or under applicable law.
18. No Accord or Satisfaction. Except to the extent expressly set forth in Sections 19, 20, 21 and 22 below, neither this Agreement, the Sale Agreement nor any other agreement in connection herewith or therewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents (including, without limitation, the Loan Agreement and the Note), or any rights or obligations thereunder, or a waiver by Lender of any of its rights under the Loan Documents or at law or in equity. Except to the extent expressly set forth in Sections 19, 20, 21 and 22 below, nothing contained herein, nor any actions taken pursuant to the terms hereof constitutes a release, termination or waiver of any liens, security interests, rights or remedies granted to Lender in any of the Loan Documents (including, without limitation, the Loan Agreement and the Note), which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for all of the Debt.
19. Partial Release of New Guarantor. Notwithstanding anything to the contrary contained in the New Carveout Guaranty, New Guarantor shall not be liable under the New Carveout Guaranty for the recourse obligations of Original Borrower set forth in Section 12(c) or Section 12(d) of the Loan Agreement that occurred prior to the Effective Date. Notwithstanding anything to the contrary contained in the New Environmental Indemnity Agreement, Assuming Borrower and New Guarantor shall not be liable under the New Environmental Indemnity Agreement for any losses arising out of or in any way relating to any Hazardous Substances or violation of Environmental Laws with respect to the Property that occurred prior to the Effective Date.
20. Full Release of Original Guarantor. Effective as of the Effective Date, Lender hereby fully releases, acquits, and forever discharges Original Guarantor from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, whether the same are known or unknown, accrued or unaccrued, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Original Guarantor on account of, or arising out of or in connection with the Pledge Agreement. From and after the Effective Date, the Pledge Agreement shall be terminated and of no further force and effect.
21. Partial Release of Original Guarantor. Effective as of the Effective Date, Lender hereby fully release, acquits, and forever discharges Original Guarantor from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Original Guarantor on account of, or arising out of or in connection with the Loan or the Loan Documents; provided, however, that (i) this

Section 21 shall in no way affect, modify, waive, release or relinquish the liability of Original Guarantor under the Carveout Guaranty that arises directly or indirectly out of any acts or omissions of Original Borrower, Original Guarantor and/or any of their respective affiliates, or any agent, employee or other person authorized or apparently authorized to act on behalf of any of the foregoing prior to the Effective Date (regardless of when discovered) unless such liability arises from the collection, control, use or conveyance of security deposits, (ii) this Section 21 shall in no way affect, modify, waive, release or relinquish the liability of Original Guarantor under the Environmental Indemnity Agreement for any Hazardous Substances or violation of Environmental Laws with respect to the Property occurring prior to the Effective Date (regardless of when discovered), and (iii) this Section 21 shall in no way affect, modify, waive, release or relinquish the liability of Original Guarantor for any indemnification obligations set forth in the Loan Documents that, by their terms, expressly survive the repayment of the Loan or the termination of the applicable Loan Document. For purposes of interpreting and applying this Section 21, under no circumstances will Assuming Borrower, Assuming Pledgor, New Guarantor or any affiliates of New Guarantor be deemed authorized to act on behalf of Original Borrower or Original Guarantor (unless set forth in writing to the contrary).
22. Partial Release of Original Borrower. Effective as of the Effective Date, Lender hereby fully releases, acquits, and forever discharges Original Borrower from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, whether the same are known or unknown, accrued or unaccrued, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Original Borrower on account of, or arising out of or in connection with the Loan or the Loan Documents; provided, however, that (i) this Section 22 shall in no way affect, modify, waive, release or relinquish the liability of Original Borrower for any recourse obligations of Original Borrower set forth in Section 12(c) or Section 12(d) of the Loan Agreement that arises directly or indirectly out of any acts or omissions of Original Borrower, Original Guarantor and/or any of their respective affiliates, or any agent, employee or other person authorized or apparently authorized to act on behalf of any of the foregoing prior to the Effective Date (regardless of when discovered) other than in connection with the collection, control, use or conveyance of security deposits, (ii) this Section 22 shall in no way affect, modify, waive, release or relinquish the liability of Original Borrower under the Environmental Indemnity Agreement for any Hazardous Substances or violation of Environmental Laws with respect to the Property occurring prior to the Effective Date (regardless of when discovered), and (iii) this Section 22 shall in no way affect, modify, waive, release or relinquish the liability of Original Borrower for any indemnification obligations set forth in the Loan Documents that, by their terms, expressly survive the repayment of the Loan or the termination of the applicable Loan Document.
23. Acknowledgments. Original Obligors each acknowledge and agree that the Loan Documents are in full force and effect and are the valid and legally binding obligations of the Original Borrower and Original Guarantor, as applicable, free from all legal and equitable defenses, offsets and counterclaims. Original Borrower and Original Guarantor each hereby ratify and confirm their respective liabilities, obligations and agreements under all of the Loan Documents, except as may be specifically and expressly modified by this Agreement, and the liens and security interests created thereby, and acknowledge that (a) neither Original Borrower nor Original Guarantor have any defenses, claims, counterclaims or set-offs of any kind or nature whatsoever to the enforcement by Lender of the liabilities, obligations and agreements contained in the Loan Documents, and each hereby forever waive any right to assert any such defense, claim, counterclaims, or setoff, (b) Lender has fully performed all obligations to Original Borrower and/or the Original Guarantor that Lender may have had or has on and as of the Effective Date, and (c) Lender does not waive, diminish or limit any term or condition contained in any of the Loan Documents, except as specifically and expressly set forth in this Agreement.
24. Bankruptcy.
(a) Original Borrower hereby acknowledges and agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Original Borrower, after the Effective Date, shall (a) file a petition for relief with any bankruptcy court or otherwise be the subject of any petition filed under the Bankruptcy Code, (b) be the subject of any order for relief issued under the Bankruptcy Code, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for debts, (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debts, then Original Borrower shall not raise any objection or defense of any kind or nature or otherwise prevent, hinder or delay (i) any attempt by Assuming Borrower or Lender to obtain relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, or (ii) the exercise by Lender of any or all of the rights and remedies otherwise available to Lender, as provided in the applicable Loan Documents and as otherwise provided by law.
(b) Original Borrower hereby acknowledges and agrees that: (i) this Agreement is of considerable benefit to Original Borrower; (ii) this Agreement allows Original Borrower to settle and resolve certain obligations owed to the Lender, subject to the terms contained in this Agreement; (iii) Original Borrower has received substantial legal and financial accommodations from the Lender under this Agreement; and (iv) Lender is entering into this Agreement in reliance on representations of Original Borrower in this Agreement. Original Borrower also hereby represents and warrants to Lender and Assuming Obligors and acknowledges and agrees as follows: (a) Original Borrower does not currently intend to file a bankruptcy petition and have no intention of seeking a non-consensual plan of reorganization in any bankruptcy forum; (b) any filing by Original Borrower of a voluntary petition in bankruptcy or the exercise of like or similar rights by Original Borrower would be inconsistent with and contrary to the intentions of the parties hereto; (c) Original Borrower cannot formulate or implement a successful plan of reorganization in any such proceeding (whether in bankruptcy or under a like proceeding) which would adequately and sufficiently protect the rights of Assuming Obligors or Lender or enable Original Borrower to satisfy Original Borrower’s obligations to Lender; (d) in light of the foregoing, any such filing would be made in bad faith, as such term is used by courts in construing the Bankruptcy Code, as to Buyer and Lender; (e) in light of the foregoing, if any voluntary or involuntary proceeding in bankruptcy or under like laws granting relief to Original Borrower is filed by or against Original Borrower, Assuming Obligors and Lender shall, in addition to any other rights or remedies set forth in this Agreement, have the right to seek and obtain immediate relief from any stay and to have the exclusivity period for the filing of any plan of reorganization terminated, and Original Borrower hereby waives any objection or opposition in any manner to the relief requested by Assuming Obligors or Lender or the termination of any such exclusivity period in a bankruptcy proceeding; and (f) Original Borrower shall not solicit, assist or encourage any third party to file an involuntary bankruptcy petition against Original Borrower. Assuming Obligors and Lender are relying on, among other things, the representations, warranties and covenants contained in this Section 24 in entering into this Agreement.
25. References. From and after the date hereof: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such other Loan Documents as modified by this Agreement; (b) references in the Loan Documents to “Borrower”, “Assignor” or “Mortgagor” shall hereafter be deemed to refer to Assuming Borrower; and (c) all references to the term “Loan Documents” or “Security Documents” in the Loan Agreement, the Deed of Trust and the Assignment of Rents shall hereinafter refer to the Loan Documents as defined herein, this Agreement and all documents executed in connection with this Agreement.
26. Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control and the Loan Documents will be deemed amended by this Agreement. Except as expressly amended hereby, the Loan Documents shall remain unchanged and in full force and effect.
27. Titles and Captions. Titles and captions of sections and subsections of this Agreement have been inserted for convenience only and neither limit nor amplify the provisions of this Agreement.
28. Partial Invalidity. Any provision of this Agreement or the Loan Documents held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.
29. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitute the entire agreement among the parties hereto with respect to the assumption of the Loan. The Agreement supersedes all prior negotiations regarding the transfer of the Property and the Assumption. This Agreement and the Loan Documents may only be amended, revised, waived, discharged, released or terminated by a written instrument executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination of this Agreement which is not in writing and signed by the parties shall not be effective as to any party.

30. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provision shall not be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property by Assuming Borrower or any direct or indirect interest therein.
31. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed an original and shall be binding upon all parties and all of which, taken together, shall constitute one and the same Agreement.
32. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located.
33. Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto and upon such date this Agreement shall be incorporated into the terms of the Loan Documents.
34. Time of Essence. Time is of the essence with respect to all provisions of this Agreement.
35. Cumulative Remedies. All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity contained in the Loan Agreement, the Deed of Trust and other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole discretion of Lender and may be exercised in any order and as often as occasion therefor shall arise.
36. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and that no provision shall be construed against or interpreted to the disadvantage of any party. Assuming Obligors and Original Obligors have had sufficient time to review this Agreement, have been represented by legal counsel at all times, and have entered into this Agreement voluntarily and without fraud, duress, undue influence or coercion of any kind. Lender has not made a representation or warranty to any party except as expressly set forth in this Agreement.
37. WAIVER OF JURY TRIAL. ORIGINAL OBLIGORS, ASSUMING OBLIGORS AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL WAIVE, RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THIS AGREEMENT.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

ASSUMING BORROWER:

FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	Four Resource Member, LLC, a Delaware limited liability company, its sole Member

	By:	RAIT Equity Holdings I, LLC, a Delaware limited liability company, its sole Member

		By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole Member

			By:	RAIT General, Inc., a Maryland corporation, its sole General Partner

				By:	/s/ Kenneth R. Frappier Name: Kenneth R. Frappier
Title: Executive Vice President
COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA
On January 19, 2011, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared Kenneth R. Frappier as EVP of RAIT General, Inc., a Maryland corporation, the sole General Partner of RAIT Partnership, L.P., a Delaware limited partnership, the sole Member of RAIT Equity Holdings I, LLC, a Delaware limited liability company, the sole Member of Four Resource Member, LLC, a Delaware limited liability company, the sole Member of Four Resource Square, LLC, a Delaware limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing as such officer.
WITNESS my hand and official seal.

/s/ Lisa D. Schumm
Notary Public
Name: Lisa D. Schumm My commission Expires: October 18, 2014
(SEAL)
[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

NEW GUARANTOR:

RAIT EQUITY HOLDINGS I, LLC, a Delaware limited liability company

By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole Member

	By:	RAIT General, Inc., a Maryland corporation, its sole General Partner

		By:	/s/ Scott F. Schaeffer Name: Scott F. Schaeffer
Title: President
COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA
On January 19, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Scott F. Schaeffer as President of RAIT General, Inc., a Maryland corporation, which is the sole General Partner of RAIT Partnership, L.P., a Delaware limited partnership, which is the sole Member of RAIT Equity Holdings I, LLC, a Delaware limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing as such officer.
WITNESS my hand and official seal.

/s/ Lisa D. Schumm
Notary Public
Name: Lisa D. Schumm My commission Expires: October 18, 2014
(SEAL)
[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL BORROWER:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	NNN 2003 Value Fund, LLC, a Delaware limited liability company, its Sole Member

	By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Manager

		By:	/s/ Steven Shipp Name: Steven Shipp
Title: Executive Vice President
ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ORANGE	)
On January 18, 2011, before me, P.C. Han, Notary Public, personally appeared Steven Shipp, who proved to me on the basis of satisfactory evidence to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: /s/ P.C. Han (Seal)

Notary Public
Name: P.C. Han
My commission Expires: June 25, 2011
[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ORIGINAL GUARANTOR:

NNN 2003 VALUE FUND, LLC, a Delaware limited liability company

By:	Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Manager

	By:	/s/ Steven Shipp [SEAL] Name: Steven Shipp
Title: Executive Vice President
ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ORANGE	)
On January 18, 2011, before me, P.C. Han, Notary Public, personally appeared Steven Shipp, who proved to me on the basis of satisfactory evidence to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: /s/ P.C. Han (Seal)

Notary Public
Name: P.C. Han
My commission Expires: June 25, 2011
[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDER:

RAIT PARTNERSHIP, L.P., a Delaware limited partnership

By:	RAIT General, Inc., a Maryland corporation, its sole General Partner

	By:	/s/ Scott F. Schaeffer Name: Scott F. Schaeffer
Title: President
COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA
On January 19, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Scott F. Schaeffer as President of RAIT General, Inc., a Maryland corporation, which is the sole General Partner of RAIT Partnership, L.P., a Delaware limited partnership, which is the sole Member of RAIT Equity Holdings I, LLC, a Delaware limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing as such officer.
WITNESS my hand and official seal.

/s/ Lisa D. Schumm
Notary Public
Name: Lisa D. Schumm My commission Expires: October 18, 2014
(SEAL)